CONSULTING AGREEMENT

THIS AGREEMENT made effective October 1, 2000 (the "Effective Date").

BETWEEN:

         CHINA BROADBAND CORP., a body corporate, incorporated pursuant to the laws of the State of Nevada, United States of America

         (hereinafter referred to as the "Corporation")
                                                               OF THE FIRST PART
                                     - and -

         PING CHANG YUNG, a resident of the city of Flushing in the State of New York, United States of America

         (hereinafter referred to as the "Consultant")
                                                              OF THE SECOND PART


         WHEREAS the Corporation wishes to engage the services and expertise of the Consultant on the terms and conditions hereinafter set forth, and the Consultant wishes to accept such an engagement;

         NOW THEREFORE in consideration of the covenants of each of the parties given to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       SERVICES

1.1      Effective  as of  the  Effective  Date,  the  Corporation  engages  the
         Consultant and the Consultant accepts an engagement with the Corporation to render the consulting services for the Corporation as set out in Schedule A. During the term of this Agreement, the Consultant shall provide the services of Ping Chang Yung who shall devote such of his time, attention and abilities to the business of the Corporation as may be necessary for the proper exercise of the Consultant's duties hereunder. Nothing in this Agreement shall be interpreted or construed as creating or establishing a relationship of employer and/or employee between the Corporation and Ping Chang Yung.

2.       DUTIES

2.1 The Consultant shall devote reasonable time and effort to the performance of this Agreement. The Corporation acknowledges that the Consultant and Ping Chang Yung shall also be entitled to render services to others during the term hereof.

2.2      The  Consultant's   duties  shall  be  to  provide  the  services  more
         particularly set forth on Schedule "A" hereto.

3.       REMUNERATION

         The Corporation agrees to pay the Consultant as set out in Schedule "B" attached hereto.

4.       CONFIDENTIALITY

4.1 This Consultant acknowledges the Corporation will have reporting and disclosure obligations under all applicable securities legislation. The Consultant covenants and agrees that it shall not any time, during or after the termination of the Consultant's engagement by the Corporation, reveal, divulge, or make known to any person (other than the Corporation or its affiliates) or use for its own account any customer's lists, trade secrets, or secret or confidential information used by the Corporation or its Affiliates during the Consultant's engagement by any of them and made known (whether or not with the knowledge and permission of the Corporation, whether or not developed, devised or otherwise created in whole or in part by the efforts of the Consultant, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Consultant by reason of its engagement by the Corporation of any of its Affiliates. The Consultant further covenants and agrees that all knowledge and information, which is acquired or developed for the Corporation or any of its Affiliates by the Consultant, is the property of the Corporation. The Consultant further covenants and agrees that it shall retain all such knowledge and information which it shall acquire and develop during such engagement respecting such customer lists, trade secrets and secret or confidential information in trust for the sole benefit of the Corporation, its affiliates, and their successors and assigns.

4.2 The Consultant shall promptly communicate and disclose to the Corporation all observations made and data obtained by it in the course of its engagement by the Corporation. All written materials, records and documents created by the Consultant or coming into its possession concerning the business or affairs of the Corporation or any of its Affiliates shall, upon the termination of this Agreement, promptly be returned to the Corporation. Upon the request of the Corporation until termination of its engagement by the Corporation, the Consultant shall render to the Corporation or to any Affiliate designated by it such reports of the activities undertaken by the Consultant or conducted under the Consultant's direction for the Corporation and its Affiliates as the Corporation may request.

4.3 The Consultant warrants and represents that it is duly qualified to perform its duties hereunder, and further covenants that in performing its duties hereunder, it will not engage in activity that is in violation of applicable securities laws or subject the Corporation to liability thereunder.

4.4 The Consultant agrees that for a period of one (1) year after the termination of work with the Corporation, it will not do any business whatsoever with clients of the Corporation for substantially similar work.

5.       TERM

5.1 This Agreement shall be for a term commencing October 1, 2000 and terminating April 1, 2001.

5.2 This Agreement may, by the mutual agreement of the parties, be renewed for a further term of five (5) years, or for such other term as may be agreed.

5.3 In the event the Corporation terminates this Agreement, the Corporation shall pay to the Consultant a mutually agreed to settlement. If at the time of any such termination, the Consultant is in fundamental breach of this Agreement, the Corporation shall not be required to pay any damages.

6.       CHANGE OF CONTROL AND SALE OF CORPORATION

6.1 The Corporation acknowledges the valuable services that the Consultant has provided and will continue to provide to the Corporation in providing the services of Ping Chang Yung in his capacity as an officer thereof and an authorized representative thereof.

6.2 The Corporation acknowledges that in the event of a change of control of the Corporation or a sale of all or substantially all of the assets of the Corporation, there is a possibility that the service of the Consultant would no longer be required and that this contract might be terminated.

7.       NOTICES

         Any notices delivered or received between either party shall be deemed to have been received:

         (a)      if it was delivered in person, on the date it was delivered;

         (b) if it was sent by electronic facsimile transmission, on the date it was delivered;

         (c) it was sent by mail, on the day it was received to the following address:

                  CHINA BROADBAND CORP.
                  2080, 440 - 2nd Avenue SW
                  Calgary AB   T2P 5E9
                  Attention:  Chairman and CEO
                  By Facsimile:  (403) 265-8808

                  PING CHANG YUNG
                  Apartment 3C, 136-35 Maple Avenue
                  Flushing, New York
                  11355   USA



8.       MODIFICATION OF AGREEMENT

8.1 Any modification of this Agreement must be made in writing signed by the Consultant and an officer of the Corporation or it shall have no effect and shall be void.

9.       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada and the parties agree to attorn to the jurisdiction of the courts of the Province of Alberta.

10.      HEADINGS

         The headings utilized in this Agreement are for convenience only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in this Agreement.

11.      ENTIRE AGREEMENT

         The covenants in this Agreement shall be construed as an agreement independent of any other provision in this Agreement. The parties acknowledge that it is their intention that the provisions of this Agreement be binding only to the extent that they may be lawful under the existing applicable laws and in the event that any provision of this Agreement is determined by a court of law to be overly broad or unenforceable, the remaining valid provisions shall remain in full force and effect. This Agreement constitutes the sole agreement between the parties hereto for services to be performed as herein described and the mutual covenants contained herein constitute due and adequate consideration for the full performance by each party of its obligations under this Agreement and any and all previous agreements, written or oral, expressed or implied, between the parties or on their releases and forever discharges the other of and from all manner of action, causes of action, claims or demands whatsoever under or in respect of any agreement.

12.      GENERAL MATTERS

12.1 The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provisions of this Agreement.

12.2 This Agreement shall be binding upon the parties hereto and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns.




         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 21st day of October, 2000


CHINA BROADBAND CORP.                       PING CHANG YUNG


per:/s/ MATTHEW HEYSEL                       per:/s/ PING CHANG YUNG
    ------------------                           -------------------
        Matthew Heysel                               Ping Chang Yung

                                  SCHEDULE "A"


SERVICES:


     o Report to the Chief Technology Officer, Chairman, and President, providing the services of Vice President, Systems Engineering of the Corporation and, in this regard, to have responsibility for the direction, and operation of the Corporation in all Systems Engineering aspects, and to do all acts and things as are reasonably necessary for the efficient and proper technical operation and development of the Corporation.

     o As the Company is a cable broadband Internet provider in China, it is expected that, as a direct result of services provided by the Vice President, Systems Engineering, the Company should achieve a level of on-line Internet subscribers in excess of 7,000 during the term of this contract.

                                  SCHEDULE "B"

REMUNERATION

o The Corporation agrees to grant to Ping Chang Yung stock options to purchase 200,000 Common shares of the Corporation at $7.50 (US) per common share, or a lower price, if at the time of signing, market conditions permit. These options shall be vested immediately, to expire 5 years after the grant thereof and shall be exercisable at the discretion of Ping Chang Yung (Option Agreement to follow).

o The Consultant will be entitled to participate (at the discretion of the Corporation) in any bonus program of the Corporation resulting from achieving milestones in the business of the Corporation (such as commercial stage of development in 10 or more cities, 1 million or more subscribers, revenue in excess of U.S. $100 million per year, or strategic alliances and partnerships with other companies to significantly enhance the products and services of the Corporation).

o The Corporation will, if it determines it to be necessary in its total discretion, ensure that appropriate liability insurance coverage is provided to Ping Chang Yung at no cost to the Consultant or to Ping Chang Yung, which coverage should be the same in all material respects as insurance coverage provided to Directors and Officers of the Corporation.

o In any dispute arising from the enforcement of this Agreement, the Corporation shall pay all reasonable legal fees and expenses incurred by the Consultant in contesting or disputing the position of the Consultant or seeking to obtain enforcement of or retaining any right of payment or benefit provided for in this Agreement.